UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2022

INSULET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park, Acton, MA	01720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2022 (the “Closing Date”), Insulet Corporation (the “Company”) entered into (a) the Second Amendment to Credit Agreement (the “Second Amendment”) between the Company and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Agent”) and (b) the Third Amendment to Credit Agreement (the “Third Amendment”) among the Company, the lenders and other parties thereto and the Agent, in each case amending that certain Credit Agreement, dated as of May 4, 2021 (as previously amended, supplemented or modified, the “Credit Agreement”), by and among the Company, the lenders and other parties thereto and the Agent.

The Second Amendment amended certain definitions and other provisions to replace LIBOR-based benchmark rates applicable to loans outstanding under the Credit Agreement with SOFR-based rates, subject to adjustments as specified in the Second Amendment.

The Third Amendment increased the revolving credit commitments thereunder by $30 million. After giving effect to such increase, on the Closing Date, the aggregate amount of revolving credit commitments under the Credit Agreement was $100 million, which commitments were undrawn as of such date. The increased revolving credit commitments have the same terms as the revolving credit commitments outstanding under the Credit Agreement prior to the effectiveness of the Third Amendment (the “Existing Revolving Commitments”) (other than in respect of certain upfront fees). A description of certain material terms of the Existing Revolving Commitments is included within Item 1.01 of the Company’s Current Report on Form 8-K dated May 4, 2021, which description is incorporated herein by reference.

The foregoing descriptions of the Second Amendment and Third Amendment are not intended to be complete and are qualified in their entirety by reference to the full text of the Second Amendment and Third Amendment, respectively, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above relating to the Third Amendment is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

No.	Exhibit

10.1	Second Amendment to Credit Agreement, dated November 30, 2022, between Insulet Corporation and Morgan Stanley Senior Funding, Inc., as administrative agent.

10.2	Third Amendment to Credit Agreement, dated November 30, 2022, among Insulet Corporation, Insulet MA Securities Corporation, the lenders and other parties party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

Date: December 1, 2022	By:	/s/ Wayde D. McMillan
Wayde D. McMillan
Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to 8-K]